Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)
Doximity, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, $0.001 par value per share	Other(2)	11,562,656 (3)	$23.74 (2)	$274,497,453.44	$0.00014760	$40,515.83
Equity	Class A common stock, $0.001 par value per share	Other(4)	3,805,024 (5)	$20.18 (4)	$76,785,384.32	$0.00014760	$11,333.53
Total Offering Amounts					$351,282,837.76		$51,849.36
Total Fees Previously Paid							—
Total Fee Offsets (6)							—
Net Fee Due							$51,849.36
(1)Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”) of Doximity, Inc. (the “Registrant”) that become issuable under the Registrant’s 2021 Stock Option and Incentive Plan (the “2021 Plan”) and the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A Common Stock.
(2)Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $23.74 per share, which is the average of the high and low prices of Class A Common Stock on May 16, 2024, as reported on the New York Stock Exchange.
(3)Represents an aggregate number of shares of Class A Common Stock that were automatically added to the shares authorized for issuance under the 2021 Plan pursuant to an “evergreen” provision contained in the 2021 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2021 Plan automatically increases on April 1st of each year by five percent (5%) of the total number of shares of the Registrant’s Class A Common Stock and Class B common stock, par value $0.001 per share (“Class B Common Stock”) issued and outstanding on the immediately preceding March 31st or such lesser number of shares of Class A Common Stock as approved by the Registrant’s board of directors or the Registrant’s compensation committee. 1,865,616 and 9,697,040 shares of Class A Common Stock were approved to be reserved for issuance, respectively, on January 23, 2024 and January 30, 2023, by the Registrant’s compensation committee.
(4)Estimated in accordance with Rules 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of eighty-five percent (85%) of $23.74 per share, which is the average of the high and low prices of Class A Common Stock on May 16, 2024, as reported on the New York Stock Exchange. Pursuant to the 2021 ESPP, the purchase price of the shares of Class A Common Stock reserved for issuance thereunder will be eighty-five percent (85%) of the lower of the fair market value of a share of Class A Common Stock on the first trading day of the offering period or on the exercise date.
(5)Represents an aggregate number of shares of Class A Common Stock that were automatically added to the shares authorized for issuance under the 2021 ESPP pursuant to an “evergreen” provision contained in the 2021 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2021 ESPP automatically increases on April 1st of each year by the lesser of (i) 6,750,000 shares of Class A Common Stock, (ii) one percent (1%) of the total number of shares of Class A Common Stock and Class B Common Stock issued and outstanding on the immediately preceding March 31st or (iii) such lesser number of shares of Class A Common Stock as approved by the administrator of the 2021 ESPP, which is a person or persons appointed by the Registrant’s board of directors. 1,865,616 and 1,939,408 shares of Class A Common Stock were approved to be reserved for issuance, respectively, on January 23, 2024 and January 30, 2023, by the Registrant’s compensation committee.
(6)The Registrant does not have any fee offsets.